EXHIBIT A

JOINT FILING AGREEMENT

Manulife Financial Corporation, Manulife Investment Management Limited and Manulife Investment Management (US) LLC agree that the Schedule 13G to which this Agreement is attached, relating to the Common Stock of Univest Financial Corp. is filed on behalf of each of them.

Manulife Financial Corporation
August 6, 2025
Date
/s/ Graham Miller
Signature
Graham Miller / Agent*
Name / Title
Manulife Investment Management Limited
August 11, 2025
Date
/s/ Warren Rudick
Signature
Warren Rudick/ General Counsel
Name / Title

Manulife Investment Management (US) LLC
August 8, 2025
Date
/s/ Paul M. Donahue
Signature
Paul Donahue / Chief Compliance Officer
Name / Title

*Signed pursuant to a Power of Attorney dated January 17, 2018 included as Exhibit A to Schedule 13F- NT filed with the Securities and Exchange Commission by Manulife Financial Corporation on January 29, 2018.